SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549



                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  December 22, 1997




            QUEST HEALTH CARE INCOME FUND I, L.P.
   ------------------------------------------------------
   (Exact name of registrant as specified in its charter)




       Delaware            0-18158           58-1697906
------------------      -------------      --------------
(State of or other      (Commission        (IRS Employer
jurisdiction of         File Number)       Identification
incorporation)                             Number)




1117 Perimeter Center West, Suite E-210, Atlanta, Georgia  30338
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(Address of principal executive offices)        (Zip Code)




Registrant's telephone number, including area code:  (770) 671-1014




(Former name or former address, if changed since last report)





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Item 5.   OTHER EVENTS.

     The Partnership has sold its remaining fixed assets and, therefore, is taking the action necessary to terminate the Partnership in accordance with
Section 12.014 of Article XII of the Partnership's Agreement of Limited Partnership, as amended to date. Accordingly, the Partnership filed a Certificate of Cancellation with the Delaware Secretary of State on December 22, 1997. The Partnership has distributed $2,228,385.50 to the limited partners, representing the majority of the proceeds from the sale of the Partnership's remaining fixed assets. Accounts receivable of approximately $286,500 are due from the States of Oregon and Idaho, as well as Medicare. Such receivables are not expected to be collected until 1998 and were, therefore, contributed to a liquidating trust for the exclusive benefit of the limited partners. The receivables are subject to adjustment, by Medicare and Medicaid, upon completion of their separate review of submitted costs. When these amounts are received, they will be distributed to the limited partners in a single, final distribution.

     The Partnership will make all required regulatory filings and issue final Forms K-1 to its limited partners in connection with the termination of its operations.

                         SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        QUEST HEALTH CARE INCOME FUND I, L.P.
                        (Registrant)

                        By:  QUEST RESCUE PARTNERS I-1, L.P.
                             General Partner

                        By:  QUEST RESCUE PARTNERS I-1 CORP.


DATE:  December 30, 1997By:  /s/ Stuart C. Berry
                             -------------------------------
                             Stuart C. Berry

                        Title: President